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                                                                    Exhibit 25.2
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an Application to Determine Eligibility of a Trustee
                        Pursuant to Section 305(b) ____

                         BANK OF MONTREAL TRUST COMPANY
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                  New York                                       13-4941093
(JURISDICTION OF INCORPORATION OR ORGANIZATION                (I.R.S. EMPLOYER
     IF NOT A U.S. NATIONAL BANK)                            IDENTIFICATION NO.)

             77 Water Street
            New York, New York                                       10005
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

                               Mark F. McLaughlin
                         Bank of Montreal Trust Company
                       77 Water Street, New York, NY 10005
                                 (212) 701-7602
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      ------------------------------------

                          CENTURY COMMUNICATIONS CORP.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

            New Jersey                                         06-1158179
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                                50 Locust Avenue
                          New Canaan, Connecticut 06840
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                     --------------------------------------

                       Senior Subordinated Debt Securities
                       (TITLE OF THE INDENTURE SECURITIES)

================================================================================


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                                      - 2 -

ITEM 1.        GENERAL INFORMATION.

               Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

                        Federal Reserve Bank of New York
                        33 Liberty Street, New York, N.Y. 10045

                        State of New York Banking Department
                        2 Rector Street, New York, N.Y. 10006

        (b)    Whether it is authorized to exercise corporate trust powers.

                      The Trustee is authorized to exercise corporate trust powers.

ITEM 2.        AFFILIATIONS WITH THE OBLIGOR.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

                      The obligor is not an affiliate of the trustee.

ITEM 4.        TRUSTEESHIPS UNDER OTHER INDENTURES.

               If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

        (a) Title of the securities outstanding under each such other indenture.

               Century Communications Corp. and Bank of Montreal Trust Company, Trustee under an Indenture dated as of October 15, 1991 $204,000,000 principal amount 11-7/8% Senior Subordinated Debentures Due 2003

        (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

               The indenture to be qualified and the indenture referred to in paragraph (a) above are wholly unsecured and rank pari passu. The indenture referred to in paragraph (a) above is specifically described in the indenture to be qualified.

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                                      - 3-

ITEM 16.       LIST OF EXHIBITS.

        List below all exhibits filed as part of this statement of eligibility.

        1. Copy of Organization Certificate of Bank of Montreal Trust Company to transact business and exercise corporate trust powers; incorporated herein by reference as Exhibit "A" filed with Form T-1 Statement, Registration No. 33-46118.

        2. Copy of the existing By-Laws of Bank of Montreal Trust Company; incorporated herein by reference as Exhibit "B" filed with Form T-1 Statement, Registration No. 33-80928.

        3. The consent of the Trustee required by Section 321(b) of the Act; incorporated herein by reference as Exhibit "C" with Form T-1 Statement, Registration No. 33-46118.

        4. A copy of the latest report of condition of Bank of Montreal Trust Company published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit "D".

                                    SIGNATURE

               Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Bank of Montreal Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 29th day of May, 1997.


                                         BANK OF MONTREAL TRUST COMPANY

                                                By /s/ Therese Gaballah
                                                   -----------------------------
                                                        Therese Gaballah
                                                          Vice President



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                                                                     EXHIBIT "D"

                             STATEMENT OF CONDITION
                         BANK OF MONTREAL TRUST COMPANY
                                    NEW YORK
                        ---------------------------------


Assets

Due From Banks                                                $   740,801
                                                              -----------
Investment Securities:
      State & Municipal                                        16,888,571
      Other                                                           100
                                                              -----------
            TOTAL SECURITIES                                   17,629,572
                                                              -----------

Loans and Advances
      Federal Funds Sold                                        4,300,000
      Overdrafts                                                    3,591
                                                              -----------
            TOTAL LOANS AND ADVANCES                            4,303,591
                                                              -----------

Investment in Harris Trust, NY                                  7,516,776
Premises and Equipment                                            173,475
Other Assets                                                    2,304,743
                                                              -----------
            TOTAL ASSETS                                      $31,928,057
                                                              ===========
LIABILITIES

Trust Deposits                                                 $8,602,958
Other Liabilities                                                 784,769
                                                              -----------
            TOTAL LIABILITIES                                   9,387,727
                                                              -----------
CAPITAL ACCOUNTS

Capital Stock, Authorized, Issued and
      Fully Paid - 10,000 Shares of $100 Each                   1,000,000
Surplus                                                         4,222,188
Retained Earnings                                              17,289,810
Equity - Municipal Gain/Loss                                       28,332
                                                           --------------

            TOTAL CAPITAL ACCOUNTS                             22,540,330

            TOTAL LIABILITIES
            AND CAPITAL ACCOUNTS                              $31,928,057
                                                              ===========

           I, Mark F. McLaughlin, Vice President of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                               Mark F. McLaughlin
                               December 31, 1996

           We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                  Sanjiv Tandon
                                 Kevin O. Healey
                               Steven R. Rothbloom




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